Registration No.

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    Form S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933


                                SCANA Corporation
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             (Exact name of registrant as specified in its charter)


                                 South Carolina
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         (State or other jurisdiction of incorporation or organization)

                                   57-0784499
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                     (I.R.S. employer identification number)


                1426 Main Street, Columbia, South Carolina 29201
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               (Address of principal executive offices) (Zip code)


                  SCANA Corporation Stock Purchase-Savings Plan
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                            (Full title of the plan)

                              H. Thomas Arthur, II
         Senior Vice President, General Counsel and Assistant Secretary
                                SCANA Corporation
                1426 Main Street, Columbia, South Carolina 29201
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                     (Name and address of agent for service)

                                 (803) 217-8547
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          (Telephone number, including area code, of agent for service)

                                    Copy To:

                               Elizabeth B. Anders
                              McNair Law Firm, P.A.
                               1301 Gervais Street
                                   17th Floor
                               Columbia, SC 29201
                                 (803) 799-9800

                         CALCULATION OF REGISTRATION FEE

                                      Proposed      Proposed
                                       maximum      maximum
        Title of          Amount      offering     aggregate      Amount of
      securities to       to be        price       offering    registration
    be registered(1)    registered   per unit(2)    price(2)       fee(2)

Common Stock
no par value            4,000,000     $24.00      $96,000,000       $26,688


    (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

    (2) Estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based on the average of the high and low prices for the Common Stock of SCANA Corporation (the "Company") as reported on the New York Stock Exchange, Inc. Composite Transactions Reporting System on September 15, 1999.

                                     Part II

Item 3.  Incorporation of Documents by Reference

     This Registration Statement on Form S-8 hereby incorporates the following documents which are not presented herein:

           1) Annual Report of the Company on Form 10-K for the year ended December 31, 1998, as amended. 2) Annual Report of the Company's Stock Purchase-Savings Plan (the "Plan") for the year ended
               December 31, 1998 as filed on Form 10-K/A.
           3) Quarterly Reports of the Company on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999.
           4) The Registration Statement for Common Stock of the Company under the Exchange Act on Form 8-B dated November 7, 1984, as amended May 26, 1995.
           5) SCANA's Current Report on Form 8-K dated February 16, 1999.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.
               Not Applicable

Item 5.           Interests of Named Experts and Counsel.

    At August 31, 1999, H. Thomas Arthur, II, Esquire, who is Senior Vice President, General Counsel and Assistant Secretary, and a full-time employee of the Company, owned beneficially 9,415 shares of the Company's Common Stock, including shares acquired by the trustee under the Plan by use of contributions made by Mr. Arthur and earnings thereon, and including shares purchased by the trustee by use of Company contributions and earnings thereon.

Item 6. Indemnification of Directors and Officers

   The South Carolina Business Corporation Act of 1988 and the Registrant's By-Laws provide for indemnification of the Registrant's directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Under Sections 33-8-510, 33-8-550 and 33-8-560 of the South Carolina Business Corporation Act of 1988, as amended, a South Carolina corporation is authorized generally to indemnify its directors and officers in civil or criminal actions if they acted in good faith and reasonably believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Registrant's By-Laws require indemnification of directors and officers with respect to expenses actually and necessarily incurred by them in connection with the defense or settlement of any action, suit or proceeding in which they are made parties by reason of having been a director or officer, except in relation to matters as to which they shall be adjudged to be liable for willful misconduct in the performance of duty and to such matters as shall be settled by agreement predicated on the existence of such liability. In addition, the Registrant carries insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act. Finally, as permitted by Section 33-2-102 of the South Carolina Business Corporation Act of 1988, the Registrant's Restated Articles of Incorporation provide that no director of the Company shall be liable to the Company or its shareholders for monetary damages for breach of his fiduciary duty as a director occurring after April 26, 1989, except for (i) any breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) acts or omissions not in good faith or which involve gross negligence, intentional misconduct or a knowing violation of law, (iii) certain unlawful distributions or (iv) any transaction from which the director derived an improper personal benefit.

Item 7. Exemption from Registration Claimed.
    Not Applicable

Item 8. Exhibits

   Exhibits required to be filed with this Registration Statement are listed in the Exhibit Index following the signature pages. Certain of such exhibits which have heretofore been filed with the Securities and Exchange Commission and which are designated by reference to their exhibit numbers in prior filings are hereby incorporated herein by reference and made a part hereof. The Registrant undertakes to submit the Plan, and any future amendments thereto, to the Internal Revenue Service (the "IRS") in a timely manner and to make all changes required by the IRS in order to continue to qualify the Plan.

Item 9. Undertakings

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (A) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

           (B) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

           (C) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that clauses (1)(A) and (1)(B) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of South Carolina, on this 17th day of September 1999.

(REGISTRANT)               SCANA Corporation



By:                        s/W. B. Timmerman
(Name & Title):            W. B. Timmerman, Chairman of the Board, Chief
                           Executive Officer, President and Director

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

  (i) Principal executive officer:


By:                        s/W. B. Timmerman
(Name & Title):            W. B. Timmerman, Chairman of the Board,
                           Chief Executive Officer,
                           President and Director
Date:                      September 17, 1999

 (ii) Principal financial and accounting officer:


By:                        s/K. B. Marsh
(Name & Title):            K. B. Marsh, Senior Vice President -Finance,
                           Chief Financial Officer and Controller
Date:                      September  17, 1999

(iii) Other Directors:

* B. L. Amick, J. A. Bennett, W. B. Bookhart, Jr.,  H. M. Chapman,
E. T. Freeman, L. M. Gressette, Jr.,  D. M. Hagood,
W. Hayne Hipp, L. M. Miller, J. B. Rhodes, M. K. Sloan, H. L. Stowe

* Signed on behalf of each of these persons:


    s/K. B. Marsh
    K. B. Marsh
    (Attorney-in-Fact)



Directors who did not sign:


     None

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of South Carolina, on September 17, 1999.


(PLAN)         SCANA Corporation Stock
               Purchase-Savings Plan



By:  (Signature and Title) s/K. B. Marsh
                           K. B. Marsh
                           Chairman of the SCANA
                           Corporation Stock
                           Purchase-Savings Plan Committee




                            s/T. E. Boone, III
                            T. E. Boone, III
                            Member of the SCANA
                            Corporation Stock
                            Purchase-Savings Plan Committee



                            s/L. E. Cope
                            L. E. Cope
                            Member of the SCANA
                            Corporation Stock
                            Purchase-Savings Plan  Committee

                                  EXHIBIT INDEX



Exhibit        Description
No.
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4.01 Restated Articles of Incorporation of SCANA as adopted on April 26, 1989 (Filed as Exhibit 3-A to Registration Statement No. 33-49145)

4.02 Articles of Amendment of SCANA, dated April 27, 1995 (Filed as Exhibit 4-B to Registration Statement No. 33-62421)

4.03 By-Laws of SCANA as revised and amended on December 17, 1997 (Filed as Exhibit 4.01(b) to Registration Statement No. 33-86803)

4.04 SCANA Corporation Stock Purchase-Savings Plan as amended and restated from January 1, 1989 to and as of January 1, 1999 (Filed herewith on page 9)

4.05 Trust Agreement SCANA Corporation Stock Purchase-Savings Plan dated January 15, 1999 (Filed herewith on page 61)

5.01    Opinion Re Legality (Filed herewith on page 72)

23.01   Consents of Experts and Counsel

        (a) Consent of Deloitte & Touche LLP (Filed  herewith on page 73)
        (b) Consent of H. Thomas  Arthur,  II (Included in his opinion in
        Exhibit 5.01)

24.01   Power of Attorney (Filed herewith on page 74)

99.01   Additional Exhibits
        Not Applicable